Exhibit 99.1

Ebix Announces Q1 2023 Revenues of $242.8 Million with $30.5 Million GAAP Operating Income

JOHNS CREEK, GA – May 10, 2023 – Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of on-demand software and e-commerce services to the insurance, financial services, travel, healthcare, and e-learning industries today announced the following results for the quarter ended March 31, 2023:

•	Revenues including pre-paid cards declined 4.9% year-over-year(YOY) while Revenues excluding pre-paid cards grew 17.6% YOY.

•

Revenues including pre-paid cards in Q1 2023 were at $242.8 million vs. Q4 2022 Revenues of $255.2 million, on account of lower pre-paid card sales and the traditional Continuing Medical Education business decrease in Q1 after the preceding Q4 upsurge.

•	GAAP operating income of $30.5 million, a sequential increase of 2.4% over Q4 2022 operating income of $29.8 million

•	Non-GAAP operating income of $34.8 million, a sequential increase of 1.5% over Q4 2022 Non-GAAP operating income of $34.3 million

•	GAAP Diluted EPS of $0.23 vs. $0.26 in Q4 2022 on account of higher interest costs of $4.6 million in Q1 2023, associated with our lending facilities.

•	Non-GAAP diluted EPS of $0.49 vs. $0.36 in Q4 2022

Ebix will host a conference call to review its results today at 11:30 a.m. EDT (details below).

Robin Raina, President & CEO, Ebix, Inc. said. “Our operating results in Q1 2023 are encouraging and in line with our expectations. Our worldwide revenues excluding pre-paid cards grew 17.6% year-over-year in Q1 2023. Excluding pre-paid cards, the Company showed YOY growth in 9 of the 11 geographies. Our GAAP operating income, excluding the low margin pre-paid cards business was a healthy 28% - quite close to the Company’s operating income goal of 30% or above.”

“We are fully aware that non-operating costs like the costs of debt and the advisory costs associated with it, continue to hamper our overall financial results. We are accordingly committed to the aspirational goal of a debt-free Ebix in the year 2023 itself. Towards that, we are looking forward to the EbixCash IPO besides having advanced forward on a number of strategic carve-out alternatives with the stated goal of not having a debt overhang beyond 2023.”

Ebix delivered the following results for the first quarter of 2023:

Revenue: Q1 2023 revenue decreased 4.9% to $242.8 million compared to $286.3 million in Q1 2022. Excluding the pre-paid cards business, Q1 2023 revenues increased 17.6% as compared to Q1 2022 revenues. Total revenues on a constant currency basis would have been $19 million higher in Q1 2023 at $261.7 million

EbixCash total revenues decreased 20.0% year-over-year in Q1 2023. Excluding the prepaid gift card revenues, EbixCash revenues increased year-over-year by 32%. Insurance revenues worldwide decreased 3% year-over-year in Q1 2023 primarily on account of the US$ strengthening considerably as compared to a year back, and a record Q1 2022 for Ebix Australia. RCS revenues increased 13.9% year-over-year during Q1 2023.

Exchanges, including EbixCash and our worldwide insurance exchanges, continued to be Ebix’s largest channel, accounting for 94% of Q1 2023 revenues.

(dollar amounts in thousands)
Channel	Q1 2023	Q1 2022	Change
EbixCash Exchanges	$179,430	$224,152	-20.0%
Insurance Exchanges	42,436	43,764	-3.0%
RCS	20,895	18,337	+13.9%

Total Revenue	$242,736	$286,253	-15.2%

Total Revenue without Pre-paid cards	$117,348	$99,764	+17.6%

Operating Income and Operating Cash: GAAP operating income for Q1 2023 of $30.5 million increased 1.2% year-over-year from $30.1 million in Q1 2022, primarily due to decreased services and other costs year-over-year. Sequentially, operating income increased 2.4% from $29.8 million in Q4 2022, primarily as a result of a reduction in services and other costs, as well as a decreased general and administrative expenses in Q1 2023 versus Q4 2022.

Non-GAAP operating income for Q1 2023 increased by 3% to $34.8 million as compared to $33.8 million in Q1 2022.

Cash generated from operations in Q1 2023 was $7.2 million, an increase of 28.6% as compared to $ 5.6 million in Q1 2022.

Earnings per Share and Net Income: Q1 2023 GAAP diluted earnings per share was at $0.23 as compared to $0.62 in Q1 2022. The decrease was primarily due to increased non-operating costs of $ 14.1 million including a year-over-year increase in interest expense of $12.0 million, and a foreign exchange differential loss of $2.1 million as compared to Q1 2022 – a cumulative effect of $0.46 in diluted earnings per share.

Despite higher operating income in Q1 2023 vs. Q1 2022, Q1 2023 GAAP net income decreased to $7.1 million compared to $19.2 million in Q1 2022, on account of the above increased non-operating costs. Q1 2023 non-GAAP net income was $15.1 million.

Q2 2023 Diluted Share Count: As of today, Ebix expects its diluted share count for Q2 2023 to be approximately 30.9 million.

Amit Kumar Garg, Chief Financial Officer, Ebix, Inc. said, “In Q1 2023, EBITDA plus noncash stock compensation added to $36.1 million, which translates to approximately 30.8% of our worldwide revenues excluding pre-paid cards. During Q1 2023, amongst other payments, we made cumulative payments of $41 million – for principal and interest payments to our lenders, taxes and Cap-ex ($17.5 million of principal payments, $17.5 million of interest payments, $3.4 million of cash taxes, and $2.6 million in Cap-Ex). In spite of that, as of March 31, 2023, the Company had strong liquidity on hand with cash, cash equivalents, short-term investments and restricted cash of $108.9 million.”

Reconciliation of GAAP operating income, net income and diluted earnings per share to non-GAAP operating income, net income and diluted earnings per share. Non-GAAP information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

Q1 2023

	Net Income	Diluted EPS
Q1 2023 GAAP Net Income	$7,073	$0.23
Q1 2023 GAAP Operating Income	$30,485

Non-GAAP Adjustments:
Amortization of Intangibles (1)	$3,526	$0.11
Stock-Based Compensation (1)	$644	$0.02
One-time Legal and Professional Services Costs (2)	$169	$0.01
Non-operating expense (3)	$4,210	$0.14
Income Tax Effects of Non–GAAP Adjustments (4)	($551)	($0.02)

Total Non-GAAP Adjustments (Operating Income)	$4,339
Total Non-GAAP Adjustments (Net Income)	$7,998	$0.26

First Quarter 2023 Non-GAAP Net Income	$15,071	$0.49
First Quarter 2023 Non-GAAP Operating Income	$34,824

(1)	Adjustments related to amortization of acquired intangibles and stock-based compensation recognized during the periods for GAAP purposes.
(2)	Non-recurring legal and professional services costs recorded during the period for GAAP purposes.
(3)	Non-recurring non-operating expense that is unrelated to any operating activities.
(4)	Non-GAAP adjustment is based on the Q1 2023 effective tax rate, which reflects currently available information and could be subject to change.

Non-GAAP Financial Measures and Other Metrics

This press release contains the following non-GAAP financial measures: non-GAAP net income, non-GAAP operating income and non-GAAP diluted earnings per share. Non-GAAP operating income , non-GAAP net income and non-GAAP diluted earnings per share from operations exclude amortization of intangibles, stock-based compensation, as well as certain non-recurring expenses that are not associated with our ongoing operating business activities.

Ebix believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Ebix’s financial condition and results of operations. The Company’s management uses these non-GAAP measures and other metrics to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures and other metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures and other metrics to investors.

Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Ebix urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Conference Call Details:

Call Date/Time:	Wednesday, May 10, 2023 at 11 a.m. EST

Call Dial-In:	+1-800-751-9871 or 1-973-409-9690; Call ID # 9302301

Live Audio Webcast:	https://edge.media-server.com/mmc/p/twsgddxs

Audio Replay URL:	https://www.ebix.com/investorhome after 2:00 p.m. EDT on May 10th

About Ebix, Inc.

With approximately 200 offices across 6 continents, Ebix, Inc., (NASDAQ: EBIX) endeavors to provide on-demand software and e-commerce services to the insurance, financial services, travel, healthcare and e-learning industries. In the Insurance sector, Ebix’s main focus is to develop and deploy a wide variety of insurance and reinsurance exchanges on an on-demand basis using Software-as-a-Service (“SaaS”) enterprise solutions in the area of customer relationship management (CRM), front-end and back-end systems, and outsourced administration and risk compliance services.

With a “Phygital” strategy that combines over 650,000 physical distribution outlets in many Association of Southeast Asian Nations (“ASEAN”) countries, to an Omni-channel online digital platform, the Company’s EbixCash Financial exchange portfolio of software and services encompasses domestic and international money remittance, foreign exchange (Forex), travel, pre-paid gift cards, utility payments, lending and wealth managementin India and other countries primarily in Asia and the Middle East. EbixCash’s Forex operations is a leader in India’s airport Forex business, with operations in 16 international airports, including Delhi, Mumbai, Hyderabad, Chennai and Kolkata, combined having conducted over $4.8 billion in gross transaction value per year (pre-COVID-19). EbixCash’s inward remittance business in India processed approximately $5 billion in gross annual remittance volume (pre-COVID-19) and is the clear market leader. EbixCash, through its travel portfolio of Via and Mercury, is also one of Southeast Asia’s leading travel exchanges with over 500,000 agents and approximately 18,000 registered corporate clients, combined having processed an estimated $2.5 billion in gross merchandise value per annum (pre-COVID-19). EbixCash’s financial technologies business offers software solutions at the enterprise level for banks, asset and wealth management companies and trust companies within India, Southeast Asia, the Middle East and Africa. The EbixCash’s e-learning solutions are provided to schools across the breadth of India via high quality 2-D and 3-D animation and multimedia learning. EbixCash’s business process outsourcing services provide information technology and call center services to a variety of industries.

Through its various SaaS-based software platforms, Ebix employs thousands of domain-specific technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

As used herein, the terms “Ebix,” “the Company,” “we,” “our,” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market, and management’s plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission (“SEC”), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seeks,” “plan,” “project,” “continue,” “predict,” “will,” and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent reports filed with the SEC, as well as: the ongoing effects of the Covid-19 global pandemic, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company’s ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in India, Australia and Asia, Latin America and Europe wherein we have significant and/or growing operations); fluctuations in the equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; ability to secure additional financing to support capital requirements; credit facility provisions that could materially restrict our business; costs and effects of litigation, investigations or similar matters that could affect our business, operating results and financial condition; and international conflict, including terrorist acts and wars.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

You may obtain our SEC filings at our website, www.ebix.com under the “Investor Information” section, or over the Internet at the SEC’s web site, www.sec.gov

CONTACT:

Darren Joseph

678 -281-2027 or IR@ebix.com

David Collins or Chris Eddy

Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com

Ebix, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Operating revenue	$242,761	$286,253

Operating expenses:
Cost of services provided	156,479	210,843
Product development	9,983	10,258
Sales and marketing	3,331	3,765
General and administrative, net	37,467	26,913
Amortization and depreciation	5,016	4,364

Total operating expenses	212,276	256,143

Operating income	30,485	30,110
Interest income	81	62
Interest expense	(22,264)	(10,251)
Non-operating (loss) income	(330)	(734)
Foreign currency exchange gain (loss)	(1,220)	894

Income before income taxes	6,752	20,081
Income tax (expense) benefit	(623)	(1,704)

Net income including noncontrolling interest	6,129	18,377
Net loss attributable to noncontrolling interest	(944)	(814)

Net income attributable to Ebix, Inc.	$7,073	$19,191

Basic earnings per common share attributable to Ebix, Inc.	$0.23	$0.62

Diluted earnings per common share attributable to Ebix, Inc.	$0.23	$0.62

Basic weighted average shares outstanding	30,841	30,712

Diluted weighted average shares outstanding	30,842	30,762

Ebix, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	March 31, 2023	December 31, 2022
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$77,559	$110,637
Receivables from service providers	307	4,223
Short-term investments	17,111	17,438
Restricted cash	8,453	8,210
Fiduciary funds - restricted	2,157	2,092
Trade accounts receivable, less allowances of $18,078 and $18,167, respectively	160,707	154,533
Other current assets	107,578	87,387

Total current assets	373,872	384,520

Property and equipment, net	53,540	52,448
Right-of-use assets	9,509	9,636
Goodwill	885,470	881,676
Intangibles, net	49,241	50,900
Indefinite-lived intangibles	16,647	16,647
Capitalized software development costs, net	16,324	15,342
Deferred tax asset, net	105,822	96,290
Other assets	31,125	30,096

Total assets	$1,541,550	$1,537,555

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$106,924	$99,194
Payables to service agents	11,020	11,299
Accrued payroll and related benefits	10,053	10,652
Working capital facility	277	3,367
Fiduciary funds - restricted	2,157	2,092
Revolving line of credit	444,902	449,902
Short-term debt	1,039	3,000
Current portion of long term debt and financing lease obligations, net of deferred financing costs of $1,189 and $1,635, respectively	170,514	190,866
Contract liabilities	47,440	32,028
Lease liability	3,307	3,354
Other current liabilities	26,023	25,783

Total current liabilities	823,656	831,537

Revolving line of credit	307	4,223
Long term debt and financing lease obligations, less current portion, net of deferred financing costs of $0 and $261, respectively	122	160
Contingent liability for accrued earn-out acquisition consideration	2,313	2,298
Contract liabilities	7,805	14,098
Lease liability	6,545	6,612
Deferred tax liability, net	1,150	1,150
Other liabilities	26,053	22,259

Total liabilities	867,644	878,114

Stockholders’ equity:
Preferred stock, $0.10 par value, 500,000 shares authorized, no shares issued and outstanding at March 31, 2023 and December 31, 2022	—	—
Series Y Convertible preferred stock, $0.10 par value, 350,000 shares authorized, no shares issued and outstanding at March 31, 2023 and December 31, 2022	—	—
Common stock, $0.10 par value, 220,000,000 shares authorized, 30,851,314 issued and outstanding, at March 31, 2023, and 30,683,393 issued and outstanding at December 31, 2022	3,085	3,082
Additional paid-in capital	19,417	18,801
Retained earnings	821,854	814,781
Accumulated other comprehensive loss	(211,719)	(219,439)

Total Ebix, Inc. stockholders’ equity	632,637	617,225
Noncontrolling interest	41,269	42,215

Total stockholders’ equity	673,906	659,440

Total liabilities and stockholders’ equity	$1,541,550	$1,537,554

Ebix, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income attributable to Ebix, Inc.	$7,073	$19,191
Net loss attributable to noncontrolling interest	(944)	(814)
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	5,016	4,364
Provision (benefit) for deferred taxes	(9,195)	(17,583)
Share-based compensation	644	964
(Benefit) provision for doubtful accounts	435	(360)
Amortization of right-of-use assets	1,120	892
Amortization of capitalized software development costs	—	755
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(5,923)	901
Receivables from service providers	3,916	(629)
Payables to service agents	(279)	(1,307)
Other assets	(12,544)	3,114
Accounts payable and accrued expenses	6,746	(9,357)
Accrued payroll and related benefits	(633)	(1,159)
Contract liabilities	9,033	8,370
Lease liabilities	(1,129)	(813)
Reserve for potential uncertain income tax return positions	—	—

Other liabilities	3,834	(962)

Net cash provided by operating activities	7,170	5,567
Cash flows from investing activities:
Capitalized software development costs	(900)	(2,666)
Maturities (purchases) of unrestricted marketable securities, net	(100)	457

Capital expenditures	(2,445)	(9,303)

Net cash (used in) provided by investing activities	(3,445)	(11,512)
Cash flows from financing activities:
Prepayments for Debt Refinancing	(8,471)	—
Proceeds from term loan	—	—
Principal payments of term loan obligation	(25,059)	(8,402)
Forfeiture of certain shares to satisfy exercise costs and the recipients’ income tax obligations related to stock options exercised and restricted stock vested	(24)	(34)
Dividend payments	—	(2,318)

Payments of debt obligations, net	(1,548)	(832)

(Payments) of/Borrowings under working capital facility, net	(3,105)	(3,707)

Payments of financing lease obligations, net	(47)	(53)
Net cash used in financing activities	(38,254)	(15,346)

Effect of foreign exchange rates on cash	1,333	(1,088)

Net change in cash and cash equivalents, and restricted cash	(33,196)	(22,379)
Cash and cash equivalents, and restricted cash at the beginning of the period	124,959	114,764
Cash and cash equivalents, and restricted cash at the end of the period	$91,763	$92,385